EXHIBIT 23.1



             CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-38892), of the Registration Statement on
Form S-8 (No. 33-43141), of the Registration Statement on
Form S-8 and S-3 (No. 33-73290), and of the Registration Statement on Form S-8 and S-3 (No. 33-73294) of Mid Am, Inc. of our report dated January 19, 1998 appearing on page S-27 of the Annual Report Supplement to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Toledo, Ohio
March 24, 1998